UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 662-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On May 3, 2010, the Compensation Committee of the Board of Directors of Emulex Corporation (the “Corporation”) approved the amendment of certain of the terms and conditions that govern incentive stock options, restricted stock units, nonqualified stock options, and restricted stock awards granted under the Emulex Corporation Amended and Restated 2005 Equity Incentive Plan (the “Plan”) to persons designated as participants in the Emulex Change in Control Retention Plan (the “Retention Plan”) or who are parties to a Key Employee Retention Agreement (“KERA”). Such persons (for purposes hereof “Participants”) include each of  Paul Folino, Executive Chairman; James McCluney, President and Chief Executive Officer; Jeffrey W. Benck, Executive Vice President and Chief Operating Officer; and Michael J. Rockenbach, Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

The amendments became effective as of April 20, 2010 and provide that in the event of a termination of employment of a Participant by the Corporation without Cause, or by a Participant for Good Reason (each as defined in the agreements) (i) prior to a Change in Control (as defined in the Retention Plan or KERA, as applicable), at a time at which the Compensation Committee of the Corporation determines that there is a reasonable likelihood that the Company will undergo a Change in Control within the next 12 months, or (ii) within 24 months after a Change in Control, then the following would apply with respect to awards held by the Participant:

(a)	Any unvested portion of an incentive stock option would not be forfeited at the time Participant’s employment is terminated, but rather, would immediately become 100% vested,

(b)	The incentive stock option would remain outstanding and exercisable for a period of three months from the date of termination of employment, or, until 10 years from the Grant Date, whichever is sooner,

(c)	Any unvested portion of restricted stock units would not be forfeited at the time Participant’s employment is terminated,

(d)	In the case of clause (i) above, any unvested restricted stock units would remain unvested for 12 months of termination and if a Change in Control occurred within such 12 month period, the unvested portion of the restricted stock units would become fully vested, and

(e)	In the case of clause (ii) above, any unvested restricted stock units would immediately become 100% vested.

Similar changes were made in January 2009 to the forms of nonqualified stock option agreement and restricted stock award agreement for Participants. Such changes were reported in a Form 8-K filed by the Corporation on January 16, 2009.

In addition to the changes to outstanding incentive stock options and restricted stock units described above, the Company made conforming amendments to the forms of incentive stock option agreement, restricted stock unit award agreement, nonqualified stock option agreement, and restricted stock award agreement to be used for any future award grants to Participants. No other material changes were made to the terms of the Retention Plan, KERA, or the stock options and stock awards issued under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: May 5, 2010	By:	/s/ Michael J. Rockenbach
Michael J. Rockenbach Executive Vice President and Chief Financial Officer